Project Cypher Presentation to Independent Committee of the Board of Directors Exhibit (c)(9)

Table of Contents
C. Supplementary Transaction Materials
B. Business Plan Benchmarking Analysis / Materials
A. Supplementary Valuation Materials
Appendix
Valuation Considerations 3.
Company Description 2.
Transaction Overview 1.

1. Transaction Overview

Transaction Background
NDS, (UK Plc listed on the Nasdaq), is controlled by News Corp (72% economic interest / 96% voting interest)
– News Corp beneficially owns 100% of NDS’s Series B Ordinary Shares, which have ten votes per share (as opposed to
Series A Ordinary Shares, which have one vote per share)
– Series A Ordinary Shares are held by public
News Corp and Permira are proposing to take NDS private in a transaction involving the following key components:
– Cancellation of all Series A Ordinary Shares from public shareholders at $60 per share in cash
– Cancellation of approximately 68% of News Corp’s Series B Ordinary Shares at $60 per share in a mix of cash and a
$200mm Vendor Note
– “Roll-over” of News Corp’s remaining approximately 32% of Series B Ordinary Shares into NDS
– The cash required to acquire NDS shares from public shareholders and News Corp would be funded through a combination of (i) new equity from Permira, (ii) new NDS debt, and (iii) cash on NDS’s balance sheet
– The transaction would result in News Corp and Permira owning 49% and 51% of the outstanding shares of NDS, respectively — before dilution from management ownership
News Corp does not intend to divest its entire stake in NDS, as NDS remains a strategic asset for the group
The proposed transaction is driven by NDS’s status as a “CFC” of News Corp, which imposes limitations on the use of
NDS’ cash
– Limits on cash distributions to shareholders
– Limits on acquisitions by NDS in the US
The partnership with Permira is intended to provide a structure which favourably addresses the CFC issue
On 27 June 2008, News Corporation (“News Corp”) and Permira (“Permira”) announced a proposal to the
Independent Committee of the Board of Directors of NDS Group PLC (“NDS” or the “Company”), to take the
Company private, which would result in Permira and News Corp owning 51% and 49% of the outstanding shares of
NDS, respectively.

Transaction Considerations
Approvals and Funding
News Corp and Permira intend to implement the transaction by way of a scheme of arrangement under Part 26 of the
Companies Act 2006 (U.K.). Implementation of the scheme will be subject to:
– Court approval
– The approval of Series A Ordinary Shareholders representing a majority in number and 75% in value
– Certain customary conditions, including the receipt of required antitrust approvals
– As currently proposed by News Corp and Permira, the availability of financing
News Corp and Permira have already negotiated the key areas of the transaction as regards financing and governance post closing:
– Debt and equity funding secured
– Terms of transaction (shareholders’ agreement and management promote yet to be agreed on)
– Permira and the financing banks have completed extensive due diligence
The transaction as proposed would be funded by a mix of newly incurred NDS senior and mezzanine indebtedness, an investment provided by Permira and cash on hand at the NDS group
Takeover Code
As a result of NDS’s listing on Nasdaq, the proxy statement for the transaction will be subject to review by the SEC
The UK Panel on Takeovers and Mergers has confirmed that the City Code on Takeovers and Mergers (the "City Code")
will not apply to the proposed transaction
The Independent Committee will consider the proposed transaction and make recommendations as to whether NDS should enter into the proposed transaction and whether shareholders should vote to approve the proposed transaction
News Corp executives who sit on the NDS board support the authority of the Independent Committee

Summary Transaction Overview
Summary of Transaction Economics and Structure
Before dilution from
management ownership
UK court approved scheme of arrangement
Requires approval of Series A shareholders
representing majority in number and 75% in value
Structure
Permira – 51%
News Corp – 49%
Resulting NDS
Ownership
US$845mn in equity secured from Permira Funds
US$1,275mn in debt committed by JPMorgan and
Morgan Stanley
Third Party
Financing
Public shareholders (1)
– Receive US$60 / share (US$1,089mn net) in cash
for 18.1mn (2) Series A shares
News Corp
– Receives US$60 / share (US$1,708mn) for 28.5mm
Series B shares in a mix of cash (US$1,508mn) and
a US$200mn Vendor Note
– Rolls over 13.5mm Series B shares for a
49% interest
Consideration
/ Price
Source: Presentation to the Independent Directors prepared by Newscorp and Permira on June 27th.
(1) Includes public shareholders, LTIP and option holders.
(2) Diluted shares outstanding as per treasury stock method; includes shares, LTIP and option holders.
Sources and Uses (US$ millions, except per share data)
812 News Corp equity roll-over
665 Excess cash on balance sheet (2)
200 News Corp vendor note
$ 3,811
Total uses
60 Debt-like obligations assumed (4)
142 Transaction expenses (3)
1,708 Purchase of News Corp equity
$ 1,089 Purchase of public equity
Uses
$ 3,811 Total sources
14 Management equity (1)
812 News Corp equity roll-over (1)
845 Permira Funds equity contribution (1)
$ 1,275 Debt financing
Sources
Source: Presentation to the Independent Directors prepared by Newscorp and Permira on June 27th.
Note: Based on News Corp ownership pre-deal of 42.0mn Series B shares.
(1) Based on a US$13.5mn minimum management contribution for a combination of Hurdle Shares and
Series B shares; management has the option to invest in additional Series B shares.
(2) Assumes US$60mn minimum cash remains on balance sheet based on projected 30 September 2008 cash balance of US$725mn.
(3) Estimate; includes (a) US$45mn of financing, advisory, legal, transaction and (b) investor fees of
US$30mn (US$15mn to Permira; US$15mn to News Corp).
(4) Debt like items include costs associated with releasing trapped cash, contingent liabilities from prior acquisitions, liability accruals and claims, and pension deficit (source: PWC).

3,811

2. Company Description

NDS Business Overview
Business Description
NDS Group plc (NDS) is engaged in the business of supplying open end-to-
end digital technology and services to digital pay-television platform operators and content providers
NDS is a leading provider of Conditional Access (CA) to digital pay TV providers worldwide and in the middleware market
By end of 2007, NDS had an install base of c.83mn smart cards serving over
50 major TV platforms in 35 countries
NDS‘s technologies and services include:
– Conditional access (CA) and microprocessor security and broadcast stream management
Controls access to premium content via encryption
Protects premium content from piracy and thereby securing revenue streams for its customers
– Set-top box (STB) and residential gateway middleware
Provides consistent user interface irrespective of STB vendor
Allows variety of applications to run on STB developed by different manufacturers
– Digital video recording (DVR) technologies
Stores digital content on internal hard disk and makes it accessible for future viewing
– Electronic program guides (EPGs)
Navigation tool to select / discover online content by remote control
– Interactive infrastructure and applications
Features interactive applications and advertising
– Other
Offers IP-based video services, CA and middleware solutions
Provides technical support and consulting services
NDS provides technologies and services supporting both standard definition and high-definition broadcast television, and a variety of industry and Internet protocol standards
Revenue Breakdown
1%
56%
8%
15%
20%
Conditional Access Integration, Development and Support
License Fees and Royalties (1) New Technologies (2)
Other
4%
10%
24%
28%
34%
DTV BSkyB Sky Italia TataSky Others (3)
Revenue by Product
Revenue by Major Clients
Note: Based on Reported revenues as of Year end June 2007.
(1) Includes Middleware and EPG revenues.
(2) DVR and Interactive infrastructures revenues.
(3) Includes KDG, KBW, Premiere, Foxgtel, Cablevision, Sky NZ, Astro, YES, HOT, Eastern
Europe Platforms, Viasat, Korea, Gateway Communications, Indovision, Tandberg, Auna,
CYTA, Galaxy, Star, Sky (SPOT), Dogan.

NAGRA
irdeto
Microsoft
macrovision
WIDEVINE
verimatrix
NDS
MOTOROLA
viaccess
conax
opentv
emuse
enseQuence
SAMSUNG
KAON MEDIA
HUMAX
THOMSON
CISCO
PACE
COSHIP
ALTECH UEC
Amstrad
GEMSTAR TV GUIDE
TiVo
Scientific Atlanta

Enable
Enable
Enable
Interact
Secure
Enable Secure
Middleware
Electronic Program Guide
Set-top Box
Interactive Applications
Conditional Access / DRM
Competitive Landscape
Pay TV Market
Content Devices
Competitive Landscape
• Broadcast TV
• VOD
• Internet
• Satellite
• Cable
• Terrestrial
• Mobile
• Broadband-IPTV
Delivery
Home Network Gateway
Interact
• STB/DVR
• PMP
• Removable Media
• Mobile
• PC
Secure Return Path
DVR
System Integration
Note: The above selected competitors are for illustrative purposes only and are not intended to be an exhaustive list.
Source:  Company reports and Citi analysis.
KUDELSKI
KUDELSKI
KUDELSKI
KUDELSKI
KUDELSKI

709
835
906
1,004
1,113
1,242
600
700
800
900
1,000
1,100
1,200
1,300
1,400
FY2007A FY2008E FY2009E FY2010E FY2011E FY2012E
191
232
251
281
326
363
150
200
250
300
350
400
450
FY2007A FY2008E FY2009E FY2010E FY2011E FY2012E
25
20
26
31
30
34
10
15
20
25
30
35
40
FY2007A FY2008E FY2009E FY2010E FY2011E FY2012E
166
212
226
250
295
328
100
150
200
250
300
350
400
FY2007A FY2008E FY2009E FY2010E FY2011E FY2012E
Summary Financials – Projections Comparison
Revenue ($m)
Capex ($m)
EBITDA ($m)
Adjusted Free Cash Flow
(1)
($m)
Source: Factset and Company Information.
Note: June year end.
(1) Defined as EBITDA  less Capex.
(2) EBITDA is adjusted for currency impact costs, management compensation costs and deferred revenue.
(3) Based on Morgan Stanley (29 May 2008), Kaufman Bros (30 June 2008), Natexis (30 June 2008), RBC Capital Markets (30 June 2008), and Goldman Sachs (30 June 2008).
CAGR
2007-2012
CAGR
2007-2012
CAGR
2007-2012
CAGR
2007-2012
Broker Consensus (3)
11.8%
13.0% 15.1%
6.5%
6.5%
6.5%
(0.3%)
6.5%
14.5%
16.2%
Management Case Management Upside Case
12.0%
13.2%
13.7%
17.6%
14.6%
19.0%
11.6%
13.0%
10.8%
11.4%
Management Adjusted Case Management Upside Adjusted Case

Case Comparison: Management vs. Upside
Source: Company information.
Note: Financials as of Year end in June. Financials are not adjusted for the management costs or the currency impact.
NDS Management has identified potential upside to the business plan in the following areas:
Number of recycled smart cards by DirecTV
– Management projections assume a recycling of 50% to 55% of churned boxes replaced
– The Management Upside case assumes a 20% - 22% recycling rate
Increased growth perspective of New Technologies businesses
– Non core business: Jungo and Orbis
– Non Proven technologies: Synamedia and New Initiatives
Management Case 2009 2010 2011 2012
DIRECTV - Recycling of Smart Card 20.0% 50.0% 55.0% 55.0%
Synamedia Growth Rates 17.6% 5.0% 5.0% 3.0%
Jungo Growth Rates 45.9% 15.0% 25.0% 10.0%
Orbis Growth Rates 13.7% 15.0% 50.0% 10.0%
New Initiatives Growth Rates NM 50.0% 400.0% 40.0%
Assumptions
Management Case
'09-12
Management Upside Case
'09-12
% Delta
Fiscal Year End June 2008E 2009E 2010E 2011E 2012E CAGR 2008E 2009E 2010E 2011E 2012E CAGR 2008E 2009E 2010E 2011E 2012E
Revenue
Conditional Access 465 477 507 511 556 5.3% 465 477 520 527 571 6.2% 0.0% 0.0% 2.6% 3.0% 2.7%
Integration, Development and Support 58 65 69 73 78 6.5% 58 65 69 73 78 6.5% 0.0% 0.0% 0.0% 0.0% 0.0%
License Fees and Royalties 120 136 160 180 215 16.3% 120 136 163 185 219 17.2% 0.0% 0.0% 2.4% 2.5% 2.2%
New Technologies 187 222 263 342 387 20.3% 187 222 273 357 446 26.1% 0.0% 0.0% 4.0% 4.4% 15.3%
Other 6 6 6 6 6 2.5% 6 6 6 6 6 2.5% 0.0% 0.0% 0.0% 0.0% 0.0%
Total Revenue 835 906 1,004 1,113 1,242 11.1% 835 906 1,031 1,148 1,321 13.4% 0.0% 0.0% 2.7% 3.1% 6.4%
% Growth 17.7% 8.4% 10.8% 10.9% 11.6% 17.7% 8.4% 13.9% 11.3% 15.1%
COGS
Operations (200) (208) (251) (302) (352) 19.2% (200) (208) (251) (302) (352) 19.2% 0.0% 0.0% 0.0% 0.0% 0.0%
Smart Card Costs (93) (113) (114) (100) (109) (1.2%) (93) (113) (122) (109) (119) 1.8% 0.0% 0.0% 7.6% 9.4% 9.2%
Royalty Costs (21) (22) (24) (27) (31) 13.1% (21) (22) (24) (28) (33) 14.8% 0.0% 0.0% 1.7% 2.0% 4.6%
Other (4) (3) (3) (4) (4) 10.0% (4) (3) (3) (4) (4) 10.0% 0.0% 0.0% 0.0% 0.0% 0.0%
Total of Cost of Sales (317) (346) (392) (433) (497) 12.8% (317) (346) (401) (443) (508) 13.7% 0.0% 0.0% 2.3% 2.3% 2.3%
% of Revenue 38.0% 38.2% 39.0% 38.9% 40.0% 38.0% 38.2% 38.8% 38.6% 38.5%
Gross Profit 518 560 595 680 745 10.0% 518 560 631 705 812 13.2% 0.0% 0.0% 5.9% 3.6% 9.1%
% Margin 62.0% 61.8% 59.3% 61.1% 60.0% 62.0% 61.8% 61.2% 61.4% 61.5%
Total Operating Costs (639) (693) (764) (827) (917) 9.8% (639) (693) (773) (837) (928) 10.2% 0.0% 0.0% 1.2% 1.2% 1.3%
% of Revenue 76.6% 76.5% 76.1% 74.3% 73.8% 76.6% 76.5% 75.0% 72.9% 70.3%
EBIT 196 212 240 286 325 15.2% 196 212 258 311 392 22.7% 0.0% 0.0% 7.7% 8.6% 20.8%
% Margin 23.4% 23.5% 23.9% 25.7% 26.2% 23.4% 23.5% 25.0% 27.1% 29.7%
EBITDA 232 251 281 326 363 13.0% 232 251 300 350 430 19.6% 0.0% 0.0% 6.6% 7.6% 18.6%
% Margin 27.8% 27.8% 28.0% 29.3% 29.2% 27.8% 27.8% 29.1% 30.5% 32.6%
7
Management Upside Case 2009E 2010E 2011E 2012E
DIRECTV - Recycling of Smart Card 20.0% 20.0% 22.0% 22.0%
Synamedia Growth Rates 17.6% 5.0% 5.0% 10.0%
Jungo Growth Rates 45.9% 15.0% 25.0% 25.0%
Orbis Growth Rates 13.7% 22.0% 46.0% 37.0%
New Initiatives Growth Rates NM 130.0% 310.0% 80.0%

Adjustments to Management Projected EBITDA
1. Israel Shekel / US$ Exchange Rate
NDS’s costs have been adversely affected by the depreciation of the US$ against the other operating currencies of the group
Euro and Sterling impact mitigated by revenues generated in same currencies, however NDS has minimal Shekel revenues to offset Shekel costs
Shekel costs represent on average c. 25% of the group’s total operating expenses and Israel headcount comprises 30% of total headcount
Exposure is not hedged, consequently movements in the Shekel/US$ exchange rate have a material impact on the results and cash flows of NDS
Recent movements have seen rates fall (from 4.11 to 3.26)
Management’s projections inherently assume forward rate of 3.65; however current spot rate is 3.26
Adjustment is based on the current shekel/US$ spot rate as of 5  July 2008 of 3.262 vs. assumed management rate
Per NDS guidance, in the event shekel remains near current levels, Israel staff headcount remains flat beyond 2010 (vs. projected increases in Management
Case) with additional required staff being hired in India instead
2. Management Incentivisation Costs: Equity Based Compensation
Management’s projections do not include costs related to the long-term incentive plan
Based on discussion with the management, the related costs for FY 2008 amount to US$17m (including $4.8m performance based in 2008)
Adjustments made to the EBITDA per management to reflect incremental costs (projected to increase with growth in headcount per company guidance)
3. Deferred Revenue
NDS generated significant deferred revenue due to an agreement with a number of its customers to issue new cards in the event of a security breach
NDS is amending agreements with its customers to reduce ongoing payments and provide a number of cards at no cost in exchange for no longer being responsible for further card changeovers (NDS realises revenue of cards and costs even though it does not receive any cash related to these cards)
Adjustment cancels the non-cash revenue and the associated costs 8
Year Ended June 30 '08-12
(US$ Million, Unless Otherwise Stated)
2008E 2009E 2010E 2011E 2012E CAGR
EBITDA per Management Case 249 251 281 326 363 8.5%
EBITDA Margin 31.3% 27.8% 28.0% 29.3% 29.2% --
1. Exchange Rate Adjustment to Israel Cost Base -- (18) (19) (17) (15) --
2. Management Incentivisation Costs (17) (18) (20) (22) (23) --
3. Deferred Revenue Adjustment (13) (29) (30) (8) (6) --
Adjusted EBITDA 219 187 212 278 318 9.8%
EBITDA Margin 26.2% 20.6% 21.1% 25.0% 25.6% --
th

3. Valuation Considerations

(5-6) Based on 17.5%-22.5% return for Permira, exit in 2012 at 12.0x Forward EBITDA. Firm Value to Equity adjustment based on projected Sept-08 Net Debt.
(7) Based on the high/low range of broker target prices. Brokers include Natexis, Goldman Sachs, Morgan Stanley, Kaufman
Brothers and RBC Capital Markets.
(8) Based on the +15% / +25% premium range on the volume weighted average price ($51.87) from the last earnings release to the day prior to the transaction announcement date.
(9) Based on the +15% / +25% premium range on the volume weighted average price ($51.10) from the Goldman Sachs report on
29 May 2008 to the day prior to the transaction announcement date.
(10) Based on the 52 week High and Low trading share price ($62.04/$41.71).
Summary Valuation
(1) Based on median of 2008-10 FV / EBITDA trading multiple for Kudelski, OpenTV, Aladdin and Macrovision applied to NDS’s
EBITDA adjusted for currency, management cost , as described above.
(2) Based on Kudelski 2008 FV / EBITDA multiple applied to NDS’s management case adjusted EBITDA.
(3) Valuation based on 4.25-year DCF applied to the Management Case projections adjusted for Shekel / US$ exchange rate and management costs impacts as per page 9. DCF assumes a WACC of 8.5% to 10.5% and a terminal multiple of 9.0x to 11.0x
EBITDA implying a mid-point perpetuity growth rate 3.6%.
(4) Valuation based on 4.5-year DCF applied to the Management Upside Case projections adjusted for Shekel / US$ exchange rate and management costs impacts. DCF assumes a WACC of 8.5% to 10.5% and a terminal multiple of 9.0x to 11.0x EBITDA implying a mid-point perpetuity growth rate 3.5%.
Pre-
announcement
share price:
$50.48
Offer Price:
$60
MS: $61
Pre-
announcement
FV: $2,351m
$60 Offer Price
Implied FV:
$2,946m
GS: $55
52-week
Low (10)
$41.7
52-week
High (10)
$62.0
9
Implied Firm Value ($ million) Implied Price Per Share ($)
2,900
2,953
2,671
3,061
2,850
3,099
2,681
2,149
1,222
3,208
3,265
3,333
3,557
3,154
3,485
3,012
2,384
1,359
$500m $1,500m $2,500m $3,500m
VWAP Since GS Report
29 May 08               (9)
VWAP Since Q308
Earnings Release (8)
Brokers Valuation
Range           (7)
Management  Adjusted
Upside  Case           (6)
Management
Adjusted  Case (5)
Management  Adjusted
Upside Case          (4)
Management
Adjusted  Case (3)
Kudelski (2)
All Comparables -
Adjusted EBITDA (1)
58.8
59.7
55.0
62.0
58.5
62.6
55.6
46.3
30.9
63.9
64.9
66.0
70.2
63.5
69.0
61.1
50.2
33.2
$20 $30 $40 $50 $60 $70 $80

0.00
10.00
20.00
30.00
40.00
50.00
60.00
70.00
6/24/2005 3/03/2006 11/10/2006 7/20/2007 3/28/2008
0.00
0.20
0.40
0.60
0.80
1.00
1.20
Share Price Performance
Proposed transaction = $60
Source: Factset and Company filings
(1) Represents $60 offer premium to closing price as of 26 June 2008.
(2) Goldman Sachs report dated 29 May 2008 downgraded NDS from a buy recommendation to a neutral. NDS share price declined 9.46%/day post report publication.
(3) Based on the fully diluted equity value as of 26 June 2008 less the latest cash position.
Days over $ 60 since 2nd July 2005: 11
3-Year Share Price Performance Pre Announcement Performance Statistics
Post Announcement Performance
29/5/2008 - Goldman Sachs
downgrades-from-buy-to-neutral
1/5/2008 – March 2008 Earnings
Announcement
Announcement
Day
58.03
58.43 57.41
57.40
58.50
58.34
50.48 49.70
59.20
26-Jun 27-Jun 30-Jun 1-Jul 2-Jul 3-Jul 7-Jul 8-Jul 9-Jul
:
+0.16
+0.3%
:
($0.78)
(1.5%)
:
+$9.50
+19.1%
:
($0.86)
(1.5%)
:
($1.10)
(-1.9%)
:
+1.02
+1.8%
:
0.00
0.0%
+15.0%
10
Actual Price ($)
Offer
Premium
1 day prior 50.48 18.9%
Since Goldman Sachs
report 29/5/2008
51.40 16.7%
Since 1st May '08
Earnings Announcement 52.08 15.2%
52-week high 62.04 (3.3%)
1-month average 51.95 15.5%
3-month average 50.79 18.1%
6-month average 51.25 17.1%
1-year average 51.71 16.0%
3-year average 47.31 26.8%
Cash Adjusted (3) Price ($)
Offer
Premium (1)
1 day prior 37.97 25.1%
Since Goldman Sachs
report 29/5/2008 (2)
38.90 22.1%
Since 1st May '08
Earnings Announcement 39.58 20.0%
52-week high 49.48 (4.0%)
1-month average 39.44 20.4%
3-month average 38.28 24.1%
6-month average 38.73 22.6%
1-year average 39.15 21.3%
3-year average 34.50 37.7%
(1)
(2)

89% 89% 89% 89%
78%
11%
13%
11%
0%
88%
89%
100% 100% 100% 100%
89%
100%
11% 11% 11% 11%
22%
0%
25%
50%
75%
100%
Jun-
07
Jul-
07
Aug-
07
Sep-
07
Oct-
07
Nov-
07
Dec-
07
Jan-
08
Feb-
08
Mar-
08
Apr-
08
May-
08
Jun-
08
30
35
40
45
50
55
60
65
70
75
80
Buy Hold Sell Price Target Price
Market Reaction
NDS: Investor and Analyst Perspective
Broker Recommendations
“…Based on our belief of the predictability of NDS’ recurring revenue stream, its success winning new customers, the global economic diversity of its customer base and our belief that the secular global growth of digital TV will offset any cyclical issues, we believe Permira can easily increase the offering price to $65 per share, which would still result in a high-teens return, and could even go as high as $70 per share without experiencing any financial distress…”
Natixis Bleichroeder Research, 30 June 2008
“We believe News Corp and Permira’s offer to take NDS private for $60/share does not reflect the company’s full value. Our valuation analysis points to fair value closer to our $66 target. We expect a better offer…”
RBC Capital Markets Equity Research, 30 June 2008
“…Longer term, we continue to view NDS as an attractive investment and note that currently, the group should still achieve its targeted 10%-15% long-term top-line growth and 20%-25% earnings growth in FY2009.”
Goldman Sachs Research, 29 May 2008
Source: Factset, Brokers’ reports.
Analyst Target Prices (US$) Brokers Valuation Methodologies
WACC: 8.7% (1.2
Beta)
Terminal Growth
Rate: 2%
DCF Overweight - $61 Morgan Stanley
FY08E = 20x P/E Multiple Neutral - $55 Goldman Sachs
WACC: 11.5%
2012 FCF Multiple:
18.0x
FCF Buy - $60 Kaufman Bros
WACC: 9.8%
Terminal EBITDA:
14.5x
DCF Buy - $65 Natexis
FY08E = 25x EPS Multiple Outperform - $66 RBC Capital
WACC / Multiple Methodology Stock Rating Broker
66
70
65
69
60
66
65
61
60
55
RBC Natixis Morgan Stanley Kaufman Goldman
Sachs
Pre Announcement Post Announcement

Trading Multiples
P / E 2008-09E, Net Income ’08 – ’10 CAGR
FV / Revenue 2008-09E, ’08 – ‘10 CAGR FV / EBITDA 2008-09, ’08 –’10 CAGR
FV / AFCF 2008-09E, ’08 – ’10 CAGR
3.2x
2.7x
0.9x
0.8x
0.7x
2.8x
2.4x
0.8x
0.7x
0.7x
0.0x
0.5x
1.0x
1.5x
2.0x
2.5x
3.0x
3.5x
4.0x
Macrovision NDS (Brokers) OpenTV Kudelski Aladdin
10.0x
8.9x
7.5x
5.6x
5.0x
8.8x
6.5x
3.9x
4.3x
11.2x
Kudelski NDS (Brokers) Macrovision OpenTV Aladdin
11.0x
10.1x
8.7x
6.8x
9.7x
7.0x
0.0x
4.3x
11.1x
5.0x
0.0x
2.0x
4.0x
6.0x
8.0x
10.0x
12.0x
14.0x
NDS (Brokers) Macrovision OpenTV Aladdin Kudelski
17.0x
12.7x
15.8x
13.0x
8.7x
NM
9.5x
20.0x
5.4x
NDS (Brokers) Aladdin Macrovision Kudelski OpenTV
Note: Market Data as of 26 June 2007 (day prior transaction announcement).
Calendarised financials. Macrovision pro forma for the acquisition of Gemstar.
8.8% 11.1% 17.8% 8.1% 11.7%
2008 2009
61.7% 12.7% 27.9% 80.6% 29.46%
13.2% 31.9% 89.0% 35.7% NM 14.4% 31.0% 35.3% NM NM

2,746 124 133 142 2,280
Terminal EBITDA Multiple Range Terminal EBITDA Multiple Range
9.0x 9.5x 10.0x 10.5x 11.0x 9.0x 9.5x 10.0x 10.5x 11.0x
Terminal Value Terminal Value
3,025 3,193 3,361 3,529 3,697 3,025 3,193 3,361 3,529 3,697
WACC Firm Value as of 01-Oct-08 WACC Equity Value Per Share (1) as of 01-Oct-08
8.5% 2,712 2,831 2,950 3,069 3,188 8.5% 56.2 58.1 60.1 62.1 64.1
9.0% 2,664 2,780 2,897 3,014 3,130 9.0% 55.4 57.3 59.2 61.2 63.1
9.5% 2,617 2,731 2,845 2,960 3,074 9.5% 54.6 56.5 58.4 60.3 62.2
10.0% 2,571 2,683 2,795 2,907 3,019 10.0% 53.8 55.7 57.5 59.4 61.3
10.5% 2,526 2,636 2,745 2,855 2,965 10.5% 53.1 54.9 56.7 58.5 60.4
WACC Firm Value / 2008E EBITDA Multiple WACC Implied Perpetuity Growth Rate
8.5% 12.1x 12.7x 13.2x 13.7x 14.2x 8.5% 2.0% 2.3% 2.6% 2.9% 3.1%
9.0% 11.9x 12.4x 12.9x 13.5x 14.0x 9.0% 2.5% 2.8% 3.1% 3.4% 3.6%
9.5% 11.7x 12.2x 12.7x 13.2x 13.7x 9.5% 2.9% 3.3% 3.6% 3.8% 4.1%
10.0% 11.5x 12.0x 12.5x 13.0x 13.5x 10.0% 3.4% 3.7% 4.0% 4.3% 4.6%
10.5% 11.3x 11.8x 12.3x 12.8x 13.3x 10.5% 3.9% 4.2% 4.5% 4.8% 5.0%
Discounted Cash Flow Analysis – Management Adjusted
(1)
Case
Note: Valuation based on 4.25-year DCF applied to the Management Case projections. DCF assumes a WACC of 8.5% to 10.5% and a terminal multiple of 9.0x to 11.0x EBITDA implying a mid-point perpetuity growth rate of 3.6%. EBITDA adjusted for currency, management cost.
(1) Firm Value to Equity adjustment includes Sept-08 projected debt-like items of $60m and cash position of $725m as per the Presentation to the Independent Directors
prepared by News Corp and Permira on 27 June 2008.
13
Projected year end December,
USD (m)
2008 2009 2010 2011 2012
EBITDA 224 229 264 306 336
Depreciation & Amortisation 37 40 40 38 42
EBIT 186 189 224 267 294
Tax on EBIT (Tax Rate: 29.5%) in 2008 and 28% thereafter 55 53 63 75 82
NOPLAT 131 136 161 192 212
Depreciation & Amortisation 37 40 40 38 42
Change in Working Capital (11) (10) (12) (13) (19)
Capital Expenditures 23 28 31 32 36
Unlevered Free Cash Flow 135 138 159 186 199
Terminal EBITDA 336
Terminal Unlevered Free Cash Flow 193

Discounted Cash Flow Analysis – Management Adjusted Upside
(1)
Case
Note: Valuation based on 4.25-year DCF applied to the Management Upside Case projections. DCF assumes a WACC of 8.5% to 10.5% and a terminal multiple of 9.0x to 11.0x
EBITDA implying a mid-point perpetuity growth rate of 3.5%. EBITDA adjusted for currency, management cost.
(1) Firm Value to Equity adjustment includes Sept-08 projected debt-like items of $60m and cash position of $725m as per the Presentation to the Independent Directors
prepared by News Corp and Permira on 27 June 2008.
14
Terminal EBITDA Multiple Range Terminal EBITDA Multiple Range
9.0x 9.5x 10.0x 10.5x 11.0x 9.0x 9.5x 10.0x 10.5x 11.0x
Terminal Value Terminal Value
3,530 3,726 3,922 4,118 4,314 3,530 3,726 3,922 4,118 4,314
WACC Firm Value as of 01-Oct-08 WACC Equity Value Per Share (1) as of 01-Oct-08
8.5% 3,133 3,272 3,410 3,549 3,688 8.5% 63.2 65.5 67.8 70.1 72.4
9.0% 3,077
3,213 3,349 3,485
3,621 9.0% 62.2
64.5 66.7 69.0
71.3
9.5% 3,022
3,155 3,289 3,422
3,555 9.5% 61.3
63.5 65.7 68.0
70.2
10.0% 2,968
3,099 3,230 3,361
3,491 10.0% 60.4
62.6 64.8 66.9
69.1
10.5% 2,916 3,044 3,172 3,301 3,429 10.5% 59.5 61.7 63.8 65.9 68.1
WACC Firm Value / 2008E EBITDA Multiple WACC Implied Perpetuity Growth Rate
8.5% 14.6x 15.2x 15.8x 16.5x 17.1x 8.5% 1.9% 2.2% 2.5% 2.8% 3.0%
9.0% 14.3x
14.9x 15.6x 16.2x
16.8x 9.0% 2.4%
2.7% 3.0% 3.3%
3.5%
9.5% 14.0x
14.7x 15.3x 15.9x
16.5x 9.5% 2.8%
3.2% 3.5% 3.7%
4.0%
10.0% 13.8x
14.4x 15.0x 15.6x
16.2x 10.0% 3.3%
3.6% 3.9% 4.2%
4.5%
10.5% 13.5x 14.1x 14.7x 15.3x 15.9x 10.5% 3.8% 4.1% 4.4% 4.7% 4.9%
Projected year end December,
USD (m)
2008 2009 2010 2011 2012
EBITDA 224 238 286 352 392
Depreciation & Amortisation 37 40 40 38 43
EBIT 186 198 246 313 349
Tax on EBIT (Tax Rate: 29.5%) in 2008 and 28% thereafter 55 55 69 88 98
NOPLAT 131 142 177 225 251
Depreciation & Amortisation 37 40 40 38 43
Change in Working Capital (13) (13) (13) (13) (23)
Capital Expenditures 23 28 31 32 36
Unlevered Free Cash Flow 133 141 174 218 236
Terminal EBITDA
392
Terminal Unlevered Free Cash Flow
229

Management Costs and FX Rate Adjustments - DCF Valuation
(1) Shekel / US$ exchange rates based on EIU projections.
(2) Based on Shekel / US$ spot rate as of 5-Jul-08.
(3) Based on Fully Diluted TSM number of shares.
Shekel / US$ FX Rate Adjustments Valuation - at Spot Rate
(2)
Value as a Sensitivity of Perpetuity Growth and WACC
Total Amount ($ million)
Value per Share (3) ($)
Management Costs Valuation
Value as a Sensitivity of Perpetuity Growth and WACC
Total Amount ($ million)
Value per Share (1) ($)
15
Projected year end December,
2008 2009 2010 2011 2012
Israel Total Expenses as per Mgmt - at 3.65 -- 150 161 178 196
FX Rate
3.65 3.65 3.65 3.65 3.65
Adjusted Total Expenses - at Spot Rate 3.26
-- 168 180 199 219
FX Rate 3.26 3.26 3.26 3.26 3.26
Currency Impact Cash Flows - at Spot Rate 3.26 0.0
(17.9) (19.2) (21.2) (23.3)
Savings on Staff Reallocation 0.0 0.0 0.0
3.9 8.4
0. 0 (17.9) (19.2) (17.3) (14.9)
Tax Rate
29.5% 28.0% 28.0% 28.0% 28.0%
Tax Savings
0.0
(5.0) (5.4) (4.8) (4.2)
Net Currency Impact Cash Flows 0.0 (12.9) (13.8) (16.4) (19.2)
Discounted Cash Flows
0.0
(11.5) (11.2) (12.2) (13.0)
Terminal Cash Flow (19.2)
Terminal Value @ 2% Perpetuity Growth Rate (260.7)
PV of Terminal Value (177.3)
Total PV of Cash Flows at WACC of 9.5%
(225.3)
Assumptions
Perpetuity Growth Rate
2.0%
WACC 9.5%
Perpetuity Growth Rate
(225.3) 1.0% 1.5% 2.0% 2.5% 3.0%
8.5%
(259.8) (260.9) (261.9) (263.0) (264.0)
9.0%
(240.4)
(241.3) (242.3) (243.2)
(244.2)
9.5% (223.5) (224.4) (225.3) (226.1) (227.0)
10.0% (208.8) (209.6) (210.4) (211.2) (212.0)
10.5% (195.8) (196.5) (197.3) (198.0) (198.8)
WACC
Perpetuity Growth Rate
0.0 1.0% 1.5% 2.0% 2.5% 3.0%
8.5% (4.32) (4.34) (4.36) (4.37) (4.39)
9.0%
(4.00)
(4.01) (4.03) (4.04)
(4.06)
9.5% (3.72) (3.73) (3.75) (3.76) (3.77)
10.0%
(3.47)
(3.49) (3.50) (3.51)
(3.52)
10.5% (3.26) (3.27) (3.28) (3.29) (3.30)
WACC
Perpetuity Growth Rate
(200.8) 1.0% 1.5% 2.0% 2.5% 3.0%
8.5% (206.5) (218.7) (232.8) (249.2) (268.6)
9.0% (193.1) (203.6) (215.7) (229.5) (245.7)
9.5% (181.3) (190.4) (200.8) (212.6) (226.3)
10.0% (170.8) (178.8) (187.8) (198.0) (209.7)
10.5% (161.4) (168.4) (176.3) (185.2) (195.3)
WACC
Perpetuity Growth Rate
0.0 1.0% 1.5% 2.0% 2.5% 3.0%
8.5% (3.43) (3.64) (3.87) (4.14) (4.47)
9.0%
(3.21)
(3.39) (3.59) (3.82)
(4.09)
9.5%
(3.01)
(3.17) (3.34) (3.54)
(3.76)
10.0% (2.84) (2.97) (3.12) (3.29) (3.49)
10.5% (2.68) (2.80) (2.93) (3.08) (3.25)
WACC
Projected year end December,
2008 2009 2010 2011 2012
Management Costs -- (18.0) (20.0) (21.9) (23.2)
Cost Per Head ($k) 4.4 4.4 4.4 4.4 4.4
Group Headcount ('000s) -- 4,128 4,598 5,028 5,328
Tax Rate 29.5% 28.0% 28.0% 28.0% 28.0%
Tax Savings 0.0 (5.0) (5.6) (6.1) (6.5)
Net Management Costs Cash Flows 0.0 (12.9) (14.4) (15.8) (16.7)
Discounted Cash Flows 0.0 (11.5) (11.7) (11.7) (11.4)
Terminal Cash Flow (16.7)
Terminal Value @ 2% Perpetuity Growth Rate (227.0)
PV of Terminal Value at WACC of 9.5% (154.4)
Total PV of Cash Flows at WACC of 9.5% (200.8)
Assumptions
Perpetuity Growth Rate 2.0%
WACC 9.5%
Total Impact Cash Flows

WACC Calculation
WACC Analysis
Low High
Cost of Equity
US Risk Free Rate (30-Year) (a) 4.53% 4.53%
Equity Market Risk Premium (b) 4.0% 6.0%
Equity Beta (c) 0.88  1.12
Adjusted Equity Market Risk Premium (d) 4.6% 8.8%
Cost of Equity (e) 9.1% 13.3%
Cost of Debt
US Risk Free Rate (10-Year) (f) 3.98% 3.98%
Estimated Credit Spread (g) 2.50% 2.50%
Cost of Debt (Pretax) 6.48% 6.48%
Effective Marginal Tax Rate 28.0% 28.0%
Cost of Debt (After-tax) 4.66% 4.66%
Target Debt/Capitalization (Market) 30.0% 30.0%
WACC (h) 7.8% 9.2% 10.7%
(a) 30-year US Governement Bond yield.
(b) Citigroup Financial Strategic Group estimate.
(c) Equity beta low based on NDS beta, high beta based on Kudelski.
(d) Equity market risk multiplied by equity beta.
(e) Cost of Equity = Risk-Free Rate (RF) + Equity Beta (bE) * Equity Risk Premium (RM-RF).
(f) 10-year US Government Bond yield.
(g) Citigroup estimates.
(h) WACC = [(RF+PRP+ID+bE*(RM-RF)+RP)*%E]+[KD*(1-T)*%D].
NDS Asset Beta Analysis
Adjusted
Equity Beta
Debt Beta
Market
Leverage
Asset Beta
Kudelski 1.17 0.00 5% 1.12
Macrovision 0.99 0.00 -3% 1.01
OpenTV 1.38 0.00 -87% 1.91
Aladdin 1.30 0.00 -107% 1.88
Low 0.99 0.00 -107% 1.01
Median 1.23 0.00 -45% 1.50
Mean 1.21 0.00 -48% 1.48
High 1.38 0.00 5% 1.91

LBO Analysis – Management Case
Key LBO Model Assumptions
Pro Forma Capitalisation
Transaction closing assumed at 3Q of 2008 (30 September 2008)
– Exit assumed at Year 4 (31 December 2012)
Purchase of NDS at a premium of 18.9% to pre-announcement stock price ($50.48 as of 26 June 2008)
– Entry and Exit multiples are excl. fees and expenses
– Entry at 12.3x (1) FV/CY EBITDA 08 (6) (or 13.8x (1) FV/Adj. CY EBITDA 08 (6) )
– Exit at 12.0x FV/Fwd CY EBITDA
Sept-08 cash position of $725mm of cash and $60mm of debt-like items (5) as per the Presentation to the Independent Directors prepared by News Corp and Permira on 27 June 2008 .
Notes: Analysis based on Management unadjusted projections.
(1) Assumes 60.1mm fully diluted shares outstanding based on treasury stock method. Mar-08 Net Cash position of $636m (Debt like items of $60m and cash of $696m).
(2) Based on a $13.5mm minimum management contribution for a combination of Hurdle Shares and Series B shares; management has the option to invest in additional Series B shares
(3) Assumes $60mm minimum cash remains on balance sheet based on projected 9/30/08 cash balance of $725mm
(4) Estimate; includes $45mm of financing, advisory, legal, transaction and investor fees of $30mm ($15mm to Permira; $15mm to News Corp)
(5) Debt like items include costs associated with releasing trapped cash, contingent liabilities from prior acquisitions, liability accruals and claims, and pension deficit (source: PWC)
(6) Management CY EBITDA 08E of $242m, CY Adjusted EBITDA 08E of $202m. Adjustment for management costs and deferred revenue.
Sources and Uses
Structure assumes:
– Debt financing at 5.9x CY EBITDA 08 (6) as shown above
– Use of existing cash balance, assuming $60mm minimum cash remains on balance sheet
– No shareholder loans
– Permira and News Corp each contribute 51% and 49% of a $1,657m total equity amount
– Management contribution of $13.5mm
17
Sources US$ in mm Uses US$ in mn
Term loan A 300 Purchase of public equity 1,088
Term loan B 295 Purchase of News Corp equity 1,708
Term loan C 295 News Corp equity rollover 812
Total Senior Debt 890
Mezzanine 385 Debt-Like Obligation
(5)
60
Total Debt 1,275 Excess Cash on Balance Sheet
(3)
(665)
News Corp Vendor Note 200 Fees & expenses
(4)
142
Permira Equity Contribution
(1)
845
News Corp Equity Roll Over
(1)
812
Management Equity
(1)
14
Shareholders' Equity 1,670
Total Sources (Drawn) 3,145 Total Uses 3,145
x CY 08E % of Pricing
$ mm Total L+bps
214
Term loan A 300 1.4x 9.5% 300
Term loan B 295 1.4x 9.4% 350
Term loan C 295 1.4x 9.4% 400
Total Senior Debt 890 4.2x 28.3%
Mezzanine 385 1.8x 12.2% 500 - 550
Total Debt (Funded) 1,275 5.9x
40.5%
News Corp Vendor Note 200 0.9x 6.4%
Shareholder's Equity 1,670 7.8x 53.1%
Total Capitalisation 3,145 14.7x 100.0%
Revolving Credit Facility 150
Acquisition Facility 50
EBITDA
(6)

LBO Analysis – Returns Sensitivity
Total Shareholders Returns
(Exit in 2012)
Adjusted Management Case
(1)
Adjusted Management Upside Case
(1)
(1) Adjusted for shekel / US$ exchange rate impact only.
Offer Price ($)
21.6% $60.00 $65.00 $70.00 $75.00 $80.00
10.00x 15.2% 10.8% 7.2% 4.1% 1.4%
11.00x 18.6% 14.0% 10.3% 7.1% 4.4%
12.00x 21.6% 17.0% 13.1% 9.9% 7.1%
13.00x 24.4% 19.7% 15.8% 12.4% 9.5%
14.00x 27.1% 22.2% 18.2% 14.8% 11.8%
Fwd Exit
Multiple
Offer Price ($)
27.7% $60.00 $65.00 $70.00 $75.00 $80.00
10.00x 21.4% 16.8% 12.9% 9.7% 6.9%
11.00x 24.7% 19.9% 16.0% 12.6% 9.8%
12.00x 27.7% 22.8% 18.8% 15.4% 12.4%
13.00x 30.5% 25.5% 21.4% 17.9% 14.9%
14.00x 33.1% 28.1% 23.9% 20.3% 17.2%
Fwd Exit
Multiple

Appendix

A. Supplementary Valuation Materials

Various Prices Analysis
Source: Factset and Company Model.
(1) EBITDA adjusted for impact of shekel / US$, management costs and deferred revenue. Firm Value adjusted for the NPV of the costs associated to deferred revenue.
19
Assumed Offer Price per Share (US$)
US$ in Millions, Except per Share Data 60.00 62.50 65.00 67.50 70.00 72.50 75.00 77.50 80.00
Market Prices (US$) Premium (Discount) to Market
Market 50.48 18.9% 23.8% 28.8% 33.7% 38.7% 43.6% 48.6% 53.5% 58.5%
52-Week High 62.04 (3.3%) 0.7% 4.8% 8.8% 12.8% 16.9% 20.9% 24.9% 28.9%
52-Week Low 41.71 43.9% 49.8% 55.8% 61.8% 67.8% 73.8% 79.8% 85.8% 91.8%
Market Value
FD Equity Value 3,036 3,608 3,759 3,909 4,059 4,210 4,360 4,510 4,661 4,811
Firm Value (1) 2,314 2,887 3,037 3,188 3,338 3,488 3,639 3,789 3,939 4,090
Management Adjusted Case FV / EBITDA
CY EBITDA 2008 202.9 13.8x 14.5x 15.3x 16.0x 16.8x 17.5x 18.3x 19.0x 19.7x
CY EBITDA 2009 199.4 14.0x 14.8x 15.6x 16.3x 17.1x 17.8x 18.6x 19.3x 20.1x
Management Upside Adjusted Case FV / EBITDA
CY EBITDA 2008 202.9 13.8x 14.5x 15.3x 16.0x 16.8x 17.5x 18.3x 19.0x 19.7x
CY EBITDA 2009 209.0 13.4x 14.1x 14.8x 15.6x 16.3x 17.0x 17.7x 18.4x 19.2x

EBITDA Adjustments Calculation
Source: NDS information, vendor due diligence reports.
Note: (1) Projections from Economic Intelligence Unit. Projected average annual rate.
(2) Israel Total Expenses includes Israel operating expenses, Israel-based costs for Jungo and Castup.
3. Deferred Revenue Adjustment
Year Ended June 30
(US$ Million, Unless Otherwise Stated)
2008E 2009E 2010E 2011E 2012E
Increase / (Decrease) in Units of Cards Shipped ('000)
BSkyB 0 (6,577) (5,943) 0 0
DTV 0 (2,400) (2,400) (2,400) (1,800)
Latin America 0 (980) (980) (443) 0
Total 0 (9,957) (9,323) (2,843) (1,800)
Increase / (Decrease) in Revenue
BSkyB 0 (38) (38) 0 0
DTV (18) (12) (14) (14) (11)
Latin America (6) (5) (5) (2) 0
Total (23) (55) (57) (16) (11)
Increase / (Decrease) of Associated Costs
BSkyB 0 (17) (17) 0 0
DTV (9) (7) (7) (7) (5)
Latin America (2) (3) (3) (1) 0
Total (10) (26) (27) (8) (5)
Impact on EBITDA
BSkyB 0 (21) (21) 0 0
DTV (9) (6) (6) (7) (6)
Latin America (4) (2) (2) (1) 0
Incremental Cost (c) (13) (29) (30) (8) (6)
EBITDA Post Adjustment for Deferred Revenue 280 311 334 369
EBITDA Post Adj. for FX, Incentiv. and Deferred Rev. 187 212 278 318
EBITDA Post Total Adjustments (a,b,c) 187 212 278 318
20
1. Exchange Rate Adjustment to Israel Cost Base
Year Ended June 30
(US$ Million, Unless Otherwise Stated)
2008E 2009E 2010E 2011E 2012E
FX Rate Assumptions
Rate Used in Management Case 4.11 4.11 3.65 3.65 3.65 3.65
Spot 3.26 3.26 3.26 3.26 3.26 3.26
EIU Projections (Average - Dec YE)
(1)
3.46 3.70 3.85 4.00 4.10
EIU Projections (Average - Jun YE)
(1)
3.58 3.78 3.93 4.05 4.09
Israel Total Expenses as per Management
(2)
150 161 178 196
Implied Total Expenses (IS m) -- 548 587 650 716
Adjusted Total Expenses - at Spot Rate -- 168 180 199 219
Adjusted Total Expenses - at Projected Rate -- 145 150 161 175
FX Adjustment - at Spot Rate (18) (19) (21) (23)
FX Adjustment - at Projected Rate 5 11 18 21
Net Savings on Staff Redistribution (1)
Reduction Israel Staff -- -- -- 6 14
Increase India Staff -- -- -- (2) (5)
Impact on EBITDA
Incremental FX related Cost - at Spot (18) (19) (17) (15)
EBITDA Post FX Adj. - Spot 234 262 308 348
Incremental FX Related Cost - at Projected Rate (a) 5 11 22 29
EBITDA-Post-FX- Adj.---at-Projected-Rate
256 292 347 392
2. Management Incentivisation Costs
Year Ended June 30
(US$ Million, Unless Otherwise Stated)
2008E 2009E 2010E 2011E 2012E
Equity Based Compensation Assumptions
Equity Based Compensation 17.0 18.0 20.0 21.9 23.2
Cost Per Head 4.4 4.4 4.4 4.4 4.4
Group Headcount ('000s) 3,907 4,128 4,598 5,028 5,328
Impact on EBITDA
Incremental Cost (b) (17) (18) (20) (22) (23)
EBITDA Post Equity Based Compensation Costs 233 261 304 339
EBITDA Post  FX Adj. and Equity Based Compensation Costs 216 242 287 325

Costs Associated to Deferred Revenue - DCF Valuation

Projected year end December,
2008 2009 2010 2011 2012
Costs Associated to Deferred Revenue (13.0) (28.8) (30.0) (8.1) (6.4)
Tax Rate 29.5% 28.0% 28.0% 28.0% 28.0%
Tax Savings (3.8) (8.1) (8.4) (2.3) (1.8)
Net Costs Cash Flows (9.1) (20.7) (21.6) (5.8) (4.6)
Discounted Cash Flows (8.9) (18.5) (17.6) (4.3) (3.1)
Terminal Cash Flow (4.6)
Terminal Value @ 2% Perpetuity Growth Rate (48.1)
PV of Terminal Value at WACC of 9.5% (32.8)
Total PV of Cash Flows at WACC of 9.5% (85.2)
Running Through Model 0.0
Assumptions
Perpetuity Growth Rate 0.0%
WACC 9.5%

B. Business Plan Benchmarking Analysis / Materials

Subscribers Benchmarking Analysis
DIRECTV – Subscribers (‘000s)
BskyB – Subscribers (’000s)
NDS Assumptions Market Estimates
17,875
18,700
19,500
17,886
18,303
19,500
19,890
19,900
0
5,000
10,000
15,000
20,000
2009 2010 2011 2012
9,547
9,885
10,225
9,153
9,523
9,863
10,516
10,105
0
3,000
6,000
9,000
12,000
2009 2010 2011 2012
BskyB – Churn (%)
19.1% 19.1% 19.1% 19.1%
1.52% 1.54% 1.56%
1.47%
0.0%
5.0%
10.0%
15.0%
20.0%
25.0%
2010 2011 2012 2013
DIRECTV – Churn (%)
Source: Company models, Screen Digest and Median of various Brokers reports.
22
8.72% 8.72% 8.72% 8.72%
10.70%
10.60%
10.50%
10.50%
0.00%
5.00%
10.00%
15.00%
2010 2011 2012 2013
Z

Financials Benchmarking Details
Source: Factset and Company Information.
(1) EBITDA is adjusted for currency impact costs, management compensation costs and deferred revenue.
(2) Based on Morgan Stanley (29 May2008), Kaufman Bros (30 June 2008), Natexis (30 June 2008), RBC Capital Markets (30 June 2008), and Goldman Sachs (30 June 2008).
(3) Defined as EBITDA  less Capex.
23
Projected Financials - June Year End
REVENUE ($m) FY2007A FY2008E FY2009E FY2010E FY2011E FY2012E CAGR '07-'09
Management Case 709 835 906 1,004 1,113 1,242 11.8%
Management Upside Case 709 835 906 1,031 1,148 1,321 13.2%
Management Adjusted Case (1) 709 812 851 947 1,097 1,230 11.6%
Management Upside Adjusted Case (1) 709 812 851 974 1,132 1,309 13.0%
Broker Consensus (2) 709 835 928 1,047 1,149 1,253 12.0%
709 835 851 947 1,097 1,230
(23)
EBITDA ($m) FY2007A FY2008E FY2009E FY2010E FY2011E FY2012E CAGR '07-'09
Management Case 191 232 251 281 326 363 13.7%
Management Upside Case 191 232 251 300 350 430 17.6%
Management Adjusted Case (1) 191 219 187 212 278 318 10.8%
Management Upside Adjusted Case (1) 191 219 187 231 303 386 15.1%
Broker Consensus (2) 191 225 248 282 316 351 13.0%
191 219 190 213 279 318
CAPEX ($m) FY2007A FY2008E FY2009E FY2010E FY2011E FY2012E CAGR '07-'09
Management Case 25 20 26 31 30 34 6.5%
Management Upside Case 25 20 26 31 30 34 6.5%
Management Adjusted Case (1) 25 20 26 31 30 34 6.5%
Management Upside Adjusted Case (1) 25 20 26 31 30 34 6.5%
Broker Consensus (2) 25 20 26 26 24 25 (0.3%)
25 20 26 31 30 34
AFCF ($m) (3) FY2007A FY2008E FY2009E FY2010E FY2011E FY2012E CAGR '07-'09
Management Case 166 212 226 250 295 328 14.6%
Management Upside Case 166 212 226 269 320 396 19.0%
Management Adjusted Case (1) 166 195 164 182 248 284 11.4%
Management Upside Adjusted Case (1) 166 195 164 200 273 351 16.2%
Broker Consensus (2) 166 206 222 256 292 327 14.5%
166 199 164 182 248 284

C. Supplementary Transaction Materials

• • •	• •	•	•
	• • •	•	• •	•
	• • •	•	•	•
	• •	•	•	•

Financing Overview
Bullet at maturity Bullet at maturity
Bullet at maturity, except for
acquisition borrowings which
are repaid in semi annual
instalments starting 3.5 years
from close
TLA – repaid in semi-annual
instalments starting in
December 2009
TLB,C bullet at maturity
Required Amortisation
Earliest of:
– Occurrence of a Qualifying
IPO
– 9.5 years from date of issue
– A refinancing in full of the
Senior and Mezzanine
Facilities
9 years from close 7 years from close
TLA – 7 years from close
TLB – 7.5 years from close
TLC – 8 years from close
Maturity
13.0% PIK
E+ 5.0% cash pay
5.5% PIK
L+300 bps drawn
TLA - L+300 bps
(subject to margin ratchet)
TLB - L+350 bps
(subject to margin ratchet)
TLC - L+400 bps
Pricing
US$200 million vendor loan
US$385 million
mezzanine
US$150 million revolving
credit
US$50 million sub-limit
for acquisitions
US$300 million Term Loan A
US$295 million Term Loan B
US$295 million Term Loan C
Facility
Vendor Note Mezzanine Revolving Credit Facility Term Loan A, B, C

Source: Term Sheet
Note: Excludes US$75mn undrawn acquisition facility with terms no more onerous than the Senior Term Facilities available 4 years from close maturing seven years from close if drawn.

Summary of Key Proposed Terms of Management Equity
Entitled to Receive
Dividends / Distributions
Subject to Leaver
Provisions
Drag Along
Tag Along
Voting
Pro Rata Reduction of
News Corp and Permira
Investment
3% of Ordinary Shares Amount TBD US$7.5
(4)
US$6.0
(3)
Amount
Employee Shares
(2)
Additional B
Ordinary Shares
Mandatory B
Ordinary Shares
Hurdle Shares
(1)
(US$ millions)
(1) Entitled to 8% of any Equity Surplus Proceeds which are proceeds after (i) B Ordinary Shares receive initial investment cost, (ii) options receive 3% of Exit Proceeds, (iii) B Ordinary Shares receive a 13% p.a. compounded return, then (iv) B Ordinary receive 92%/Hurdle Share receive 8% of such surplus.
(2) Granted by the Compensation Committee as follows: (i) 1% at Completion, (ii) 0.75% on 1  anniversary (iii) 0.75% on 2  anniversary, (iv) 0.50% on 3  anniversary.
(3) Includes US$0.75mn issued to an employee benefit trust.
(4) Management has the option to borrow from NDS to finance subscription of mandatory B shares.

st
nd st

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